Exhibit 10(t)(iv)
AMENDMENT NO. 5
TO CREDIT AGREEMENT

AMENDMENT NO. 5, dated as of March 16, 2006 (this “Amendment”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and THE BANK OF NEW YORK, a New York banking corporation (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment, to provide a new term loan facility and to amend certain provisions of the Credit Agreement, as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Amendments.

    (a)  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Applicable Margin” shall mean (a) 2.00% per annum with respect to Revolving Credit Loans which are Adjusted Libor Loans and 0.00% per annum with respect to Revolving Credit Loans which are Alternate Base Rate Loans and (b) 2.25% with respect to the Term Loan or the New Term Loan or any portion thereof which is an Adjusted Libor Loan and 0.00% per annum with respect to the Term Loan or the New Term Loan or any portion thereof which is an Alternate Base Rate Loan..

“Commitments” shall mean, collectively, the Revolving Credit Commitment, the Term Loan Commitment and the New Term Loan Commitment.

“Loans” shall mean, collectively, the Revolving Credit Loans, the Term Loan and the New Term Loan.

“Total Commitment” shall mean, at any time, the aggregate of the Commitments in effect at such time which shall be $6,850,000.

(b)  The following definitions are hereby added to Section 1.01 of the Loan Agreement, in their appropriate alphabetical order:

“New Term Loan” shall have the meaning set forth in Section 2.05.

“New Term Loan Commitment” shall mean the Lender’s obligation to make the New Term Loan to the Company on the Second Effective Date, in the amount of $2,500,000.

“New Term Note” shall have the meaning set forth in Section 2.06.

“New Term Loan Maturity Date” shall mean March 1, 2011.

“Second Effective Date” shall mean March 16, 2006.

(c)  Article II of the Credit Agreement is hereby amended to add the following new sections 2.05 and 2.06 immediately following Section 2.04 thereof:

SECTION 2.05 New Term Loan. Subject to the terms and conditions hereof, and relying on the representations and warranties set forth herein, the Lender agrees to make a term loan (the “New Term Loan”) to the Company available in a single drawdown on the Second Effective Date in an amount not to exceed the New Term Loan Commitment. The New Term Loan may be (i) an Adjusted Libor Loan, (ii) an Alternate Base Rate Loan or (iii) a combination thereof. The New Term Loan Commitment shall terminate upon funding of the New Term Loan on the Second Effective Date.

SECTION 2.06 New Term Note.   The New Term Loan made by the Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit G, with appropriate insertions (the “New Term Note”) payable to the order of the Lender and representing the obligation of the Company to pay the unpaid principal amount of the New Term Loan of the Lender with interest thereon as prescribed in Section 3.01. The Lender is authorized to record the Type and the date and amount of each payment or prepayment of principal thereof in the Lender’s records or on the grid schedule annexed to the New Term Note; provided, however, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the New Term Loan in accordance with the terms of the New Term Note and this Agreement. The New Term Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error. The New Term Note shall (a) be dated the Second Effective Date, (b) be stated to mature on the New Term Loan Maturity Date and (c) be payable as to principal in sixty (60) consecutive monthly principal installments of $41,666 each, commencing April 1, 2006, and on the first day of each month thereafter, provided that the final installment on the New Term Loan Maturity Date shall be in an amount equal to the remaining principal amount then outstanding. Repayments and prepayments of the New Term Loan may not be reborrowed. The New Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

  (d)  The first sentence of Section 3.01(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“No Loan which may be funded as an Adjusted Libor Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, the Maturity Date, with respect to the Term Loan, or the New Term Loan Maturity Date, with respect to the New Term Loan.

(e)  The following sentence is hereby added to Section 3.02 of the Credit Agreement at the end thereof.

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“The proceeds of the New Term Loan shall be used by the Company solely to refinance Revolving Credit Loans and other Indebtedness owing in connection with the Company’s acquisition of certain assets of MD On Call, LLC and Capitol Medical Bureau, Inc. and for other general corporate purposes.”

  (f)  The second and third sentences of Section 3.03(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“All partial prepayments of the Term Loan and the New Term Loan shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loan and the New Term Loan may not be reborrowed.”

  (g)  Section 7.02(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(g)  Indebtedness incurred in connection with any Permitted Acquisition.”

(h)  Section 7.06(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(c) with the prior written consent of the Lender, Permitted Acquisitions,”

   (i)  Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(a)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at the end of each fiscal quarter of the Company, to be less than the ratio set forth below opposite the relevant period:

Fiscal Quarter Ending	Ratio
March 31, 2006	1.00:1.00
June 30, 2006	1.00:1.00
September 30, 2006	1.05:1.00
December 31, 2006 and thereafter	1.15:1.00”

  (j) Exhibit G attached to this Amendment is hereby added as Exhibit G to the Credit Agreement.

(k)  Schedules I, II, III, V and VI attached to the Credit Agreement are hereby amended and replaced with Schedules I, II, III, V and VI attached to this Amendment.

2. Conditions of Effectiveness. This Amendment shall become effective upon receipt by the Lender of (a) this Amendment, duly executed by the Company and each Guarantor, (b) the New Term Note, in the form of Exhibit G hereto, (c) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the date hereof, in the form of Exhibit 1 hereto, (d) an amendment fee of $6,250, and (e) a Joinder Agreement from MD OnCall Acquisition Corp., along with an Opinion of Counsel and Secretary’s Certificate of MD OnCall Acquisition Corp. (with Certificate of Incorporation, By-laws, Resolutions and Good Standing Certificate), and such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto.

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3.  Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c) This Amendment shall constitute a Loan Document.

(d) Except as expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company. The amendments herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e) Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f)  The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of of March 28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document, as updated by the Schedules attached hereto, are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g)  The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes (including, without limitation, the New Term Note), the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Company’s obligations to the Lender, including, without limitation, the New Term Loan; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

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  (h) This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment.

IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack rhian
Name: Jack Rhian
Title: President

THE BANK OF NEW YORK

By:	/s/ William Ewing
Name: William Ewing
Title: Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, and as Grantors under the Security Agreement, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment, (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and that its obligations thereunder include obligations of the Company owing to the Lender pursuant to the New Term Loan, and (c) (i) all terms and provisions contained in the Security Agreement are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Guaranteed Obligations (as defined in the Guaranty) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Guarantee Obligations, including, without limitation, those Guaranteed Obligations related to the New Term Loan.

HCI ACQUISITION CORP.	SAFE COM INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

LIVE MESSAGE AMERICA ACQUSITION CORP.	NORTH SHORE ANSWERING SERVICE, INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

ANSWER CONNECTICUT ACQUISITION CORP.

By: /s/ Jack Rhian
Name: Jack Rhian
Title: President

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EXHIBIT G

NEW TERM NOTE

$2,500,000	March 16, 2006

FOR VALUE RECEIVED, AMERICAN MEDICAL ALERT CORP., a Delaware corporation (the “Company”), promises to pay to the order of THE BANK OF NEW YORK (the “Lender”), on or before the Maturity Date, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND ($2,500,000) DOLLARS, in sixty (60) consecutive equal monthly installments of $41,666 each, commencing April 1, 2006 and continuing on the first day of each month thereafter; provided, however, that the last such payment on the Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the New Term Loan. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “New Term Note” issued pursuant to and entitled to the benefits of the Credit Agreement dated as of May 20, 2002 by and between the Company and the Lender (as the same has been and may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the New Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note, it shall record the date and amount of each payment or prepayment of principal of the New Term Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth the New Term Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the New Term Loan made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of The Bank of New York, located at 1401 Franklin Avenue, Garden City, New York 11530 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Except as may be expressly provided to the contrary in the Credit Agreement, the Company and endorsers of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD APPLY THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

AMERICAN MEDICAL ALERT CORP.

By:
Name: Jack Rhian
Title: Vice Preside

SCHEDULE

Date	Amount of Principal Payment	Outstanding Principal Balance	Type of Loan	Applicable Interest Rate	Interest Period	Amount of Principal Paid	Notation Made By

                                                                                 EXHIBIT 1

AMERICAN MEDICAL ALERT CORP.

Certificate

Pursuant to Amendment No. 5 (the “Amendment ”), dated as of March 16, 2006, with respect to the Credit Agreement, dated as of May 20, 2002, between American Medical Alert Corp. (the “Company”) and The Bank of New York (the “Lender”) (as amended, the “Credit Agreement”; capitalized terms not defined herein shall have the meanings assigned to them in the Credit Agreement), John Rodgers, the Secretary of the Company, hereby certifies as follows:

1.  The Certificate of Incorporation of the Company previously delivered to the Lender on May 20, 2002 has not been amended, modified, revoked or rescinded as of the date hereof except pursuant to that certain Certificate of Amendment, dated as of September 19, 2002, which Certificate of Amendment was previously delivered to the Lender.

2.  The amended By-laws of the Company previously delivered to the Lender on March 28, 2005, have not been amended, modified, revoked or rescinded as of the date hereof except pursuant to that certain Amendment to By-laws dated as of May 23, 2005, which Amendment was previously delivered to the Lender.

3.  The following person is duly elected and a qualified officer of the Company and holds the office set forth below his name; the signature set forth opposite his name is such officer's genuine signatures; such officer is authorized to sign the Loan Documents and the other documents to be delivered by the Company pursuant to the Credit Agreement and the Amendment:

Jack Rhian	President	_________________________
Name	Title	Signature

4.  Attached hereto as Exhibit A is a true and complete copy of the Resolutions unanimously adopted by written consent of the Board of Directors of the Company, which resolutions are the only resolutions of the Board of Directors of the Company relating to the subject matter thereof, have not been amended, rescinded or revoked, and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this certification as of this 16 day of March, 2006.

_________________________________
Name: John Rodgers

I, Jack Rhian, do hereby certify that I am the President of American Medical Alert Corp., and do further certify that John Rodgers is the duly elected Secretary of such corporation and that the signature appearing above is his genuine signature.

Given as of this 16th day of March, 2006  ______________________
Title: President

Exhibit A to Secretary’s Certificate

Resolutions

RESOLVED, that in connection with the amendment (the “Amendment”) to the Credit Agreement, dated as of May 20, 2002, between American Medical Alert Corp. (the “Company”) and The Bank of New York (the “Lender”) (as amended, the “Credit Agreement”), any of the President, Secretary or any other officers or agents of the Company, and each of them, are hereby authorized, directed and empowered, either jointly or severally, for, on behalf of and in the name of the Corporation, to make, execute and deliver the Amendment to the Lender and any and all other agreements, documents and instruments with or in favor of the Lender and delivered in connection with the Amendment, including, without limitation, the New Term Note in the principal amount of $2,500,000 in favor of the Lender; and

RESOLVED, that the Company shall borrow the New Term Loan in the principal amount of $2,5000,000 from the Lender;

RESOLVED, that all actions heretofore taken and all documentation heretofore delivered by any of said officers and agents, or by any individual who currently holds or has held any of said offices, in furtherance of the foregoing is hereby ratified, adopted, approved and confirmed and declared to be binding and enforceable obligations of the Corporation in accordance with the respective terms and provisions thereof; and

RESOLVED, that each officer of the Corporation is hereby authorized and directed to execute and deliver any further certificates, instruments or documents, and take any further actions, in the name and on behalf of the Corporations, as may be required or contemplated under the Amendment, or any of the other agreements, documents and instruments delivered in connection therewith, or as such officer may otherwise deem desirable in order to carry out the intent of the foregoing resolutions.